EXHIBIT 99.1

VICON INDUSTRIES ANNOUNCES EXTENSION OF RIGHTS OFFERING
Rights Offering to Expire November 2, 2017

HAUPPAUGE, N.Y. - October 18, 2017 - Vicon Industries, Inc. (NYSE American: VII), a global producer of video security solutions, today announced that it has extended the expiration date of its rights offering to Thursday, November 2, 2017 at 5:00 p.m. Eastern Time. All other terms and conditions of the rights offering remain unchanged.
A registration statement on Form S-1 (Reg. No. 333-219767) relating to the common stock to be sold in the rights offering was declared effective by the Securities and Exchange Commission on September 18, 2017. The offering will be made only by means of the prospectus which is a part of the registration statement. A copy of the prospectus may be obtained from the information agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Vicon
Vicon Industries, Inc. (NYSE American: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has offices in Yavne, Israel and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our proposed fundraising activities. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.